THIS SIDE AGREEMENT is dated 24th April 2009

PARTIES

(1) **VALIDSOFT LIMITED** incorporated and registered in the Republic of Ireland with company number 377068 whose registered office is at Castle Buildings, Tara Street, Tullamore, Ireland (the "**Borrower**"); and

(2) **ELEPHANT TALK COMMUNICATIONS, INC.** incorporated and registered in the State of California whose registered office is at Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, Netherlands (the "**Lender**").

BACKGROUND

(1) The parties entered into a bridging loan agreement dated 23 February 2009 (the "**Bridging Loan Agreement**") pursuant to which the Lender agreed to make funds available to the Borrower on the terms of such agreement.

(2) The Bridging Loan Agreement was entered into simultaneously with a heads of agreement dated 23 February 2009 (the "**Heads**") setting out the terms on which the Lender proposes to invest in, and acquire the issued share capital of, the Borrower.

(3) The Lender and the Borrower have agreed to amend the terms of the Bridging Loan Agreement, and also the Heads as regards the application of its terms and provisions to the Borrower and the Lender, pursuant to the terms of this Side Agreement for the purposes of the Lender providing deficit funding to the Borrower in acknowledgement of the Borrower's current balance sheet insolvency.

AGREED TERMS

1 Interpretation

Capitalised terms used herein shall bear the same meaning as defined in the Bridging Loan Agreement, unless otherwise specifically specified herein.

2 Amendments to Bridging Loan Agreement

2.1 The Lender and the Borrower agree that clause 10 of the Bridging Loan Agreement shall be deleted and replaced in its entirety with the following:

"The Lender undertakes that, notwithstanding any other term of this agreement, it shall provide loan facilities on a month-by-month basis (on or prior to the 15th day of each relevant month, save for such facility referable to April 2009 which shall be provided as soon as practicable following execution of a side agreement between the Lender and the Borrower agreeing to such facility and save for such facility referable to May 2009 which shall be provided on May 25) to the Borrower on the terms of this Bridging Loan Agreement sufficient to fund the following projected shortfalls as set out in the Business Plan (each a "**Monthly Bridging Loan**"):

Month	**Projected Shortfall**
April 2009	€111,000
May 2009	€74,000
June 2009	€74,000

July 2009	€105,000
August 2009	€68,000
September 2009	€60,000
October 2009	€97,000
November 2009	€60,000
December 2009	€60,000

Provided, however, that the Monthly Bridging Loans with respect to June 2009 through December 2009 shall be subject to Lender's inability to complete its rights issue in the anticipated amount of at least US Dollar 15,000,000 before any subsequent date any Monthly Bridging Loan is due and subject to the successful completion of the Lender's own bridge funding of at leaset US Dollar 7,000,000."

2.2 The Lender and the Borrower agree that clause 2 of the Bridging Loan Agreement shall be deleted and replaced in its entirety with the following:

"2.1 The Lender grants to the Borrower unsecured bridging loan facilities in the amounts of each Monthly Bridging Loan (as set out in clause 10) on the terms, and subject to the conditions, of this agreement.

2.2 Furthermore, subject to the successful completion of the Lender's own bridge funding of at least US Dollar 7,000,000 (expected no later than June 30, 2009), the Lender grants to the Borrower an unsecured bridging loan facility of a total principal amount not exceeding Euros 250,000 on the terms, and subject to the conditions, of this agreement, provided that:

2.2.1 there shall be deducted from such amount the aggregate amount of any Monthly Bridging Loans drawn down by the Borrower prior thereto, if such aggregate amount is less than Euros 250,000; and

2.2.2 the Lender shall be under no obligation to make such loan if the aggregate amount of any Monthly Bridging Loans drawn down by the Borrower prior thereto exceed Euros 250,000.

2.3 The Borrower agrees to use the proceeds of the Loan to first pay its trade creditors and second for general working capital."

2.3 The Lender and the Borrower agree that in clause 9 of the Bridging Loan Agreement, any reference to "the aggregate sum of Euros 250,000 referred to in clause 3.1 available for drawdown by the Borrower on or prior to 30 April 2009" shall be deleted and replaced with "the aggregate sum of Euros 250,000 referred to in clause 2.2 available for drawdown on or prior to 30 June 2009".

3 Amendments to the Heads

3.1 The Lender and the Borrower agree that clause 3.6 of the Heads shall be deleted and replaced in its entirety with the following:

"The Buyer undertakes that, notwithstanding any other term of these heads of terms, it shall provide loan facilities on a month-by-month basis (on or prior to the 15th day of each relevant month, save for such facility referable to April 2009 which shall be

provided as soon as practicable following execution of a side agreement between the Buyer and the Company agreeing to such facility and save for such facility referable to May 2009 which shall be provided on May 25) to the Company on substantially the same terms goevrning the ET Loan sufficient to fund the following projected shortfalls as set out in the Business Plan (each a **"Monthly Bridging Loan"**):

Month	**Projected Shortfall**
April 2009	€111,000
May 2009	€74,000
June 2009	€74,000
July 2009	€105,000
August 2009	€68,000
September 2009	€60,000
October 2009	€97,000
November 2009	€60,000
December 2009	€60,000

Provided, however, that the Monthly Bridging Loans with respect to June 2009 through December 2009 shall be subject to Buyer's inability to complete its rights issue in the anticipated amount of at least US Dollar 15,000,000 before any subsequent date any Monthly Bridging Loan is due and subject to the successful completion of the Lender's own bridge funding of at leaset US Dollar 7,000,000."

3.2 The Lender and the Borrower agree that in clause 3.2.2 of the Heads, the reference to "Euros 250,000" shall be replaced by "Euros 250,000 (provided that (i) there shall be deducted from such amount the aggregate amount of any Monthly Bridging Loans drawn down by the Company prior thereto if such aggregate amount is less than Euros 250,000, and (ii) the Buyer shall be under no obligation to make such loan if the aggregate amount of any Monthly Bridging Loans drawn down by the Company prior thereto exceed Euros 250,000)".

3.3 The Lender and the Borrower agree that:

3.3.1 in clauses 3.2.2, 3.5 and 6.4.3 of the Heads, any references to "30 April 2009" shall be replaced by "30 June 2009";

3.3.2 in clauses 3.3 and 3.4 of the Heads, the references to "any drawn down part of the QAT Loan and ET Loan" shall be replaced by "any drawn down part of the QAT Loan, the ET Loan and any Monthly Bridging Loans";

3.3.3 in clause 4.6 of the Heads, the reference to "US Dollar 17,500,000" shall be replaced by "US Dollar 15,000,000";

3.3.4 in clauses 4.6 and 6.4 of the Heads, any references to "31 December 2009" shall be replaced by "31 January 2010".

4 Severance

4.1 If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

4.2 If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, that provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

5 Counterparts

This agreement may be executed in any number of counterparts, each of which is an original and which, when executed, shall be an original and which together shall have the same effect as if each party had executed the same document.

6 Governing Law and Jurisdiction

6.1 This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of the Netherlands.

6.2 The parties to this agreement irrevocably agree that the courts of the Netherlands shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims). The parties further agree that service of process shall be proper if served pursuant to clause 15.1 of the Bridging Loan Agreement or clause 8.3 of the Heads (as relevant).

This agreement has been entered into on the date stated at the beginning of it.

Signed by

for and on behalf of **VALIDSOFT LIMITED**

....

Director

Signed by

for and on behalf of **ELEPHANT TALK COMMUNICATIONS, INC.**

Steven van der Velden

Director